Exhibit 3.2

THE COMPANIES LAW

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

SHANGHAI CENTURY ACQUISITION CORPORATION

1.	The name of the Company is Shanghai Century Acquisition Corporation.

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$27,500 divided into 55,000,000 shares of a nominal or par value of US$0.0005 each.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

We, the undersigned, are desirous of being formed into a company pursuant to this Memorandum of Association and the Companies Law, and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated this 25th day of April, 2005

SIGNATURE, NAME, OCCUPATION AND ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER

CODAN TRUST COMPANY (CAYMAN) LIMITED,

a Cayman Islands Company of:

Century Yard, Cricket Square,

Hutchins Drive,

P.O. Box 2681GT,

George Town,

Grand Caymans

British West Indies

by :

/s/Krysten Lumsden

Krysten Lumsden

and :

/s/ Theresa L. Thomas

Theresa L. Thomas

/s/ Joan A. Bolton

Joan A. Bolton

Witness to the above signatures

Address:            Cricket Square, George Town, Grand

                            Cayman

Occupation:        Secretary

One (1)

I, D. Evadne Ebanks, Asst. Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of this Company duly registered on the 25th day of April, 2005

/s/ D. Evadne Ebanks

REGISTRAR OF COMPANIES